QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.4

APEX SILVER MINES LIMITED

2004 EQUITY INCENTIVE PLAN

INCENTIVE SHARE OPTION AGREEMENT

        This Incentive Share Option Agreement (the "Agreement"), made as of the            day of                        , by and between Apex Silver Mines Limited, an exempted limited liability company duly formed and existing under the laws of the Cayman Islands (the "Company"), and                        (the "Participant").

        WHEREAS, the Company desires to encourage and enable the Participant to acquire a proprietary interest in the Company through the ownership of the Company's ordinary shares, par value US$0.01 per share (the "Ordinary Shares") pursuant to the terms and conditions of the Apex Silver Mines Limited 2004 Equity Incentive Plan (the "Plan") and this Agreement. Such ownership will provide the Participant with a more direct stake in the future of the Company and encourage the Participant to remain with the Company and/or its Affiliates, as applicable.

        NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties agree as follows:

        1.     DEFINITIONS. For purposes of this Agreement, all capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

        2.     GRANT OF OPTION. The Company hereby grants to the Participant an incentive share option (the "Option") to purchase                        Ordinary Shares at the exercise price (the "Exercise Price") of $            per Ordinary Share, subject to the terms and conditions of this Agreement and the Plan.

        3.     OPTION TERM. The Option granted hereby shall expire on                        (the "Expiration Date"), unless sooner terminated or modified under the provisions of this Agreement or the Plan. Except as otherwise set forth herein, the Option may not be exercised after the Expiration Date.

        4.     WHEN VESTED AND EXERCISABLE. The Option shall vest and be exercisable by the Participant in accordance with the following schedule:

Date	Number of Options Vested

        5.     EMPLOYMENT TERMINATION: DEATH; DISABILITY; RETIREMENT; CAUSE.

          (a)   If the services of the Participant are terminated for any reason other than death, Disability, Retirement, Change of Control, or Cause, the portion of this Option to purchase Ordinary Shares that is not vested on the date of such termination of service shall terminate and be forfeited on such date of termination; however, the vested portion of this Option shall be exercisable by the Participant at any time on or prior to the earlier of (i) the Expiration Date or (ii) the 180 day anniversary of the date of such termination of service. Any portion of this Option not exercised within the period described in the preceding sentence, for whatever reason, shall terminate.

          (b)   In the event of the death or Disability of the Participant, the unvested portion of this Option shall immediately terminate and be forfeited, and the vested portion of the Option on such date shall be exercisable at any time on or prior to the 12 month anniversary of such date by the beneficiary designated by the Participant for such purpose (the "Designated Beneficiary") or if no Designated Beneficiary shall be appointed or if the Designated Beneficiary shall predecease the Participant, by the Participant's personal representatives, heirs or legatees. Any portion of the Option not exercised within the period described in the preceding sentence, for whatever reason, shall terminate.

          (c)   In the event of the Retirement of the Participant, any unvested portion of this Option shall immediately vest on the date of Retirement and this Option shall be exercisable by such Participant at any time on or prior to the earlier of (i) the Expiration Date, or (ii) the 24 month anniversary of the date of such retirement.

          (d)   In the event the service of the Participant is terminated for Cause, this Option (including any vested portion) shall be forfeited as of the date of termination.

        6.     CHANGE OF CONTROL. In the event of a Change in Control, the Company shall give the Participant notice thereof and this Option, whether or not currently vested and exercisable, shall become immediately vested and exercisable immediately prior to the effective date of the Change of Control, and the Board shall have the power and discretion to provide alternatives regarding the terms and conditions for the exercise of, or modification of, this Option in accordance with the Plan.

        7.     INCENTIVE STOCK OPTION TAX MATTERS.

          (a)   This Option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code. The Board may take all appropriate action to achieve this result. The Exercise Price has been determined to be equal to or greater than the Fair Market Value per Ordinary Share at the time of grant.

          (b)   To the extent the aggregate Fair Market Value (determined at the time of grant) of the Ordinary Shares with respect to which the Option plus all other incentive stock options Participant holds that are exercisable for the first time by Participant during any calendar year exceeds one hundred thousand dollars ($100,000), Participant's option(s) or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Share Options.

        8.     NON-ASSIGNABILITY. The Option granted hereby and any right arising thereunder may not be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except by will or the applicable laws of descent and distribution, and the Option and any right arising thereunder shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option not specifically permitted herein or in the Plan shall be null and void and without effect. An Option may be exercised solely by the Participant during his or her lifetime, or following his or her death pursuant to Section 5(b) hereof.

        9.     MODE OF EXERCISE. The Option may be exercised in whole or in part. Ordinary Shares purchased upon the exercise of the Option shall be paid for in full at the time of such purchase. Such payment shall be made in cash or by wire transfer in immediately available funds in either event denominated Dollars. Upon receipt of notice of exercise and payment in accordance with procedures to be established by the Board, the Company or its agent shall deliver to the person exercising the Option (or his or her designee) a certificate for such Ordinary Shares.

        10.   RECAPITALIZATION. The number of Ordinary Shares covered by this Option and the Exercise Price shall be proportionately adjusted for any increase or decrease in the number of issued Ordinary Shares as set forth in the Plan; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. The Board may also make any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Company and the Participants in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction. Notwithstanding any other provision of the Plan or this Agreement, the Board may cause the Option granted hereunder to be canceled in consideration of a cash payment or alternative Share Award made to the holder of such canceled Share Award equal in value to the Fair Market Value of such canceled Share Award.

        11.   PLAN CONTROLLING. This Agreement is intended to conform in all respects with the requirements of the Plan. Inconsistencies between the requirements of this Agreement and the Plan shall be resolved according to the terms of the Plan. The Participant acknowledges receipt of a copy of the Plan.

        12.   RIGHTS PRIOR TO EXERCISE OF OPTION. The Participant shall not have any rights as a shareholder with respect to any Ordinary Shares subject to the Option prior to the date on which he is recorded as the holder of such Ordinary Shares on the records of the Company.

        13.   WITHHOLDING TAXES. The Company shall have the right to require Participants or their beneficiaries or legal representatives to remit to the Company an amount sufficient to satisfy any Cayman Islands or United States federal, state and local withholding tax requirements, including upon the grant, vesting or exercise of this Option. Whenever payments under the Plan or this Agreement are to be made to any Participant in cash, such payments shall be net of any amounts sufficient to satisfy all applicable taxes, including without limitation, all applicable Cayman Islands or United States federal, state and local withholding tax requirements to be withheld or submitted by the Company concerning such payments. The Board may, in its sole discretion, permit a Participant to satisfy his or her tax withholding obligation either by (i) surrendering Ordinary Shares owned by the Participant or (ii) having the Company withhold from Ordinary Shares otherwise deliverable to the Participant. Ordinary Shares surrendered or withheld shall be valued at their Fair Market Value as of the date on which income is required to be recognized for income tax purposes.

        14.   NO LIABILITY OF BOARD COMMITTEE MEMBERS. No member of the Board or any Committee or their designees shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Board or a Committee nor for any mistake of judgment made in good faith.

        15.   GOVERNING LAW. This Agreement and all rights arising hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the Delaware.

        NEITHER THE PLAN NOR THIS AGREEMENT SHALL BE CONSTRUED AS GIVING THE PARTICIPANT THE RIGHT TO BE RETAINED IN THE EMPLOY OR SERVICE OF THE COMPANY OR ANY AFFILIATE THEREOF, NOR SHALL THEY INTERFERE IN ANY WAY WITH THE RIGHT OF THE COMPANY OR ANY AFFILIATE THEREOF, AS APPLICABLE, TO TERMINATE THE PARTICIPANT'S EMPLOYMENT OR SERVICE AT ANY TIME WITH OR WITHOUT CAUSE.

* * * * *

        Executed as of the day and year first above written.

APEX SILVER MINES LIMITED
By:	Name: Title:
PARTICIPANT
By:

QuickLinks

APEX SILVER MINES LIMITED 2004 EQUITY INCENTIVE PLAN INCENTIVE SHARE OPTION AGREEMENT